Exhibit 10.82

CONFORMED COPY

AMENDMENT NO. 4

TO THE WEBMD HEALTH CORP.

SUPPLEMENTAL BONUS PROGRAM TRUST AGREEMENT

THIS AMENDMENT is made to be effective as of February 25, 2014:

WHEREAS, WebMD Health Corp. (the “Company”) and Peter Anevski (the “Trustee”) are parties to the WebMD Health Corp. Supplemental Bonus Program Trust Agreement (as Amended and Restated Effective as of March 15, 2008 and further amended by Amendment Nos. 1, 2 and 3) (the “Trust Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors approved an extension of the supplemental bonus program, as provided herein; and

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1.

Section 1.01(a)(iii) of the Trust is hereby amended by replacing “December 31, 2014” with “December 31, 2015”.

2.

Section 1.01(b) is amended by adding the following at the end thereof: “The Company has made Bonuses under the supplemental bonus program for the performance year ended December 31, 2013 and, accordingly, extended the term of the supplemental bonus program and the Trust until full payment of such Bonuses has been made, subject to Section 1.01(a).”

3.

Except as provided herein, the provisions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement shall be references to the Trust Agreement as amended by this Amendment No. 4.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment to the Trust Agreement to be effective as of the day and year first written above.

TRUSTEE	WEBMD HEALTH CORP.

/s/ Peter Anevski	/s/ David Schlanger
Peter Anevski	David Schlanger

/s/ Peter Anevski
Peter Anevski

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